CAPITAL BANCORP, INC.

CAPITAL BANCORP, INC.
2275 RESEARCH BLVD
ROCKVILLE, MD 20850

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V52938-S91638 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPITAL BANCORP, INC.

The Board of Directors recommends you vote FOR Proposals 1 and 2.

		For	Against	Abstain
1.	A proposal to approve the Agreement and Plan of Merger and Reorganization, dated March 27, 2024 (the "merger agreement"), by and among Capital Bancorp, Inc. ("CBNK") and Integrated Financial Holdings, Inc. ("IFH"), and the transactions contemplated by the merger agreement, including the merger of IFH with and into CBNK, with CBNK as the surviving corporation, as more fully described in the attached joint proxy statement/prospectus (the "CBNK merger proposal").	☐	☐	☐
2.	A proposal to adjourn the CBNK special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the CBNK merger proposal, or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of CBNK common stock (the "CBNK adjournment proposal").	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

V52939-S91638

CAPITAL BANCORP, INC.
SPECIAL MEETING OF STOCKHOLDERS
August 15, 2024
3:00 p.m., Eastern Time
2275 Research Blvd., Suite 110 – Conference Center
Rockville, Maryland, 20850

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of common stock of Capital Bancorp, Inc. hereby appoints Eric Martin and Candise Tackish, and each of them, proxies of the undersigned, with full power of substitution and to act without the other, to vote all of the shares of common stock of CAPITAL BANCORP, INC. that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Capital Bancorp, Inc. to be held at 2275 Research Blvd., Suite 110 - Conference Center, Rockville, Maryland 20850 on Thursday, August 15, 2024, commencing at 3:00 p.m., Eastern Time, and at any adjournment or postponement thereof, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting. No proposal herein is conditioned on the approval of any other proposal herein.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder of record. **When a vote is not specified, the proxy holders will vote shares represented by this proxy FOR Proposals 1 and 2, and in accordance with the instructions of the Board of Directors of Capital Bancorp, Inc. on such other matters that may properly come before the meeting.** This proxy may be revoked prior to its exercise. The undersigned hereby acknowledges receipt of the notice of special meeting and accompanying joint proxy statement/prospectus.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(continued, and to be marked, dated and signed, on the other side)

See reverse for voting instructions